Exhibit 99.1

Fortune Brands Home & Security Reports Strong Q3 Sales and EPS, Increases Annual Outlook

Highlights:

  Q3 2013 net sales increase 24 percent year-over-year to $1.125 billion
  Q3 2013 EPS $0.37, EPS before charges/gains increases 59 percent to $0.46 vs. $0.29 prior year
  Company raises expected annual sales growth to 15 – 16 percent and EPS before charges/gains to $1.47 - $1.49

DEERFIELD, Ill.--(BUSINESS WIRE)--October 23, 2013--Fortune Brands Home & Security, Inc. (NYSE: FBHS), an industry-leading home and security products company, today announced third quarter 2013 results and raised its annual outlook for sales and earnings per share.

“We continue to leverage our structural competitive advantages and the market recovery to deliver profitable growth,” said Chris Klein, chief executive officer, Fortune Brands Home & Security. “We are again increasing our 2013 annual outlook based on our strong performance.”

Third Quarter 2013

For the third quarter of 2013, net sales were $1.125 billion, an increase of 24 percent over the third quarter of 2012. Diluted earnings per share were $0.37, compared to $0.24 in the prior year quarter. Diluted EPS before charges/gains were $0.46, compared to $0.29 the prior year. Operating income was $98.6 million, compared to $60.6 million in the prior year quarter. Operating income before charges/gains was $121.6 million, compared to $72.9 million the prior year.

“Sales were up double digits vs. last year for each of our segments in the third quarter, with our home product segments growing a combined 26 percent. Importantly, total operating income before charges/gains increased 67 percent,” Klein said.

For each segment in the third quarter 2013, compared to the prior-year quarter:

  Kitchen & Bath Cabinetry net sales were up 36 percent. Operating income before charges/gains increased $23.7 million over last year to $36.8 million, with GAAP operating income increasing $12.6 million. The sales increase was led by growth in dealers and home centers, with a continued improvement in repair and remodel volume and mix.
  Plumbing & Accessories net sales were up 22 percent, and operating income before charges/gains was up 36 percent with share gains across the business.
  Advanced Material Windows & Door Systems net sales were up 14 percent, as entry doors and windows each grew double digits. Operating income before charges/gains for the segment increased 39 percent, while GAAP operating income was down 8 percent.
  Security & Storage net sales were up 10 percent, with a security sales increase of 7 percent and double digit tool storage sales growth. Segment operating income before charges/gains was up 42 percent.

“We delivered strong sales and profit growth across all segments of our business in the third quarter and have built solid momentum throughout the year,” said Klein. “We believe we are still in the early stages of a multi-year housing recovery driven both by demand for new homes and consumers’ desire to improve existing homes. Importantly, we remain confident in our ability to leverage our structural competitive advantages to continue to outperform our market, and we are well positioned for 2014.”

Company Raises Annual Outlook for 2013

Based on the Company’s continued strong performance, its continued confidence in the home products market recovery and expectation to continue outperforming the market, the Company now expects full-year 2013 net sales to increase 15 to 16 percent. The Company now expects diluted EPS before charges/gains to be in the range of $1.47 to $1.49. This targeted range compares to 2012 diluted EPS before charges/gains of $0.89.

“Our cash position increased in the third quarter, even as we repurchased $30 million of our shares in the quarter,” said Lee Wyatt, chief financial officer. “As of September 30, 2013, cash increased to $157 million and debt decreased to $356 million. We expect to generate approximately $300 million in free cash flow in 2013 and end the year with net-debt-to-EBITDA around zero.”

About Fortune Brands Home & Security, Inc.

Fortune Brands Home & Security, Inc. (NYSE: FBHS), headquartered in Deerfield, Ill., creates products and services that help fulfill the dreams of homeowners and help people feel more secure. The Company’s trusted brands include Master Lock security products, MasterBrand cabinets, Moen faucets, Simonton windows and Therma-Tru entry door systems. FBHS holds market leadership positions in all of its segments. FBHS is part of the S&P MidCap 400 Index. For more information, please visit www.FBHS.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain “forward-looking statements” regarding business strategies, market potential, future financial performance and other matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “outlook,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those indicated in such statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including but not limited to: (i) our reliance on the North American home improvement, repair and new home construction activity levels, (ii) the North American and larger global economies, (iii) risk associated with entering into potential strategic acquisitions and integrating acquired companies, (iv) our ability to remain innovative and protect our intellectual property, (v) our reliance on key customers and suppliers, (vi) the cost and availability associated with our supply chains and the availability of raw materials, (vii) risk of increases in our postretirement benefit-related costs and funding requirements, and (viii) changes in tax, environmental and federal and state laws and industry regulatory standards. These and other factors are discussed in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission. The forward-looking statements included in this release are made as of the date hereof, and except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date hereof.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, free cash flow, and net debt-to-EBITDA before charges/gains. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP and may also be inconsistent with similar measures presented by other companies. Reconciliations of these measures to the most closely comparable GAAP measures, and reasons for the Company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$448.6	$329.7	36.1	$1,186.3	$987.1	20.2
Plumbing & Accessories	338.1	278.2	21.5	969.6	804.2	20.6
Advanced Material Windows & Door Systems	181.0	158.4	14.3	481.7	431.4	11.7
Security & Storage	157.4	142.8	10.2	417.9	420.5	(0.6)
Total Net Sales	$1,125.1	$909.1	23.8	$3,055.5	$2,643.2	15.6

Operating Income (Loss) Before Charges/Gains (a)
Kitchen & Bath Cabinetry	$36.8	$13.1	180.9	$87.0	$27.7	214.1
Plumbing & Accessories	65.9	48.5	35.9	176.2	127.5	38.2
Advanced Material Windows & Door Systems	8.6	6.2	38.7	10.6	(0.1)	N/A
Security & Storage	29.5	20.8	41.8	68.1	53.7	26.8
Corporate Expenses	(19.2)	(15.7)	(22.3)	(50.7)	(42.3)	(19.9)
Total Operating Income Before Charges/Gains	$121.6	$72.9	66.8	$291.2	$166.5	74.9

Earnings Per Share Before Charges/Gains (b)
Diluted	$0.46	$0.29	58.6	$1.12	$0.66	69.7

EBITDA Before Charges/Gains (c)	$145.5	$96.0	51.6	$358.4	$236.4	51.6

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with U.S. generally accepted accounting principles ("GAAP") excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, an asset impairment charge and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to operating income, the most comparable GAAP measure, is included in subsequent tables.

(b) Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies. A reconciliation to diluted EPS, the most closely comparable GAAP measure, is included in subsequent tables.

(c) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies. A reconciliation from net income, the most closely comparable GAAP measure, is included in subsequent tables.

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEET (GAAP)
(In millions)
(Unaudited)

	September 30,	December 31,
	2013	2012

Assets
Current assets
Cash and cash equivalents	$157.0	$336.0
Accounts receivable, net	517.7	381.7
Inventories	463.1	357.2
Other current assets	135.8	153.0
Total current assets	1,273.6	1,227.9

Property, plant and equipment, net	513.5	509.4
Goodwill	1,521.1	1,381.4
Other intangible assets, net of accumulated amortization	760.7	683.6
Other assets	50.4	71.6
Total assets	$4,119.3	$3,873.9

Liabilities and Equity
Current liabilities
Notes payable to banks	$5.6	$5.5
Current portion of long-term debt	-	22.5
Accounts payable	344.4	287.0
Other current liabilities	357.9	317.4
Total current liabilities	707.9	632.4

Long-term debt	350.0	297.5
Deferred income taxes	227.9	224.0
Accrued defined benefit plans	193.7	252.7
Other non-current liabilities	85.8	82.6
Total liabilities	1,565.3	1,489.2

Stockholders' equity	2,550.5	2,381.1
Noncontrolling interests	3.5	3.6
Total equity	2,554.0	2,384.7
Total liabilities and equity	$4,119.3	$3,873.9

FORTUNE BRANDS HOME & SECURITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating Activities
Net income	$166.3	$101.1
Depreciation and amortization	66.2	79.0
Asset impairment charges	27.4	-
Recognition of actuarial losses	5.6	3.7
Deferred income taxes	(0.9)	5.6
Other noncash items	20.6	17.4
Changes in assets and liabilities, net	(119.0)	(87.4)
Net cash provided by operating activities	$166.2	$119.4

Investing Activities
Capital expenditures, net of proceeds from asset sales	$(53.1)	$(33.4)
Cost of acquisition, net of cash	(302.0)	-
Other investing activities	(0.2)	(5.0)
Net cash used in investing activities	$(355.3)	$(38.4)

Financing Activities
Increase (decrease) in debt, net	$30.9	$(66.0)
Proceeds from the exercise of stock options	41.3	80.6
Treasury stock purchases	(43.1)	(2.2)
Dividends to stockholders	(33.2)	-
All other, net	13.9	(1.2)
Net cash provided by financing activities	$9.8	$11.2

Effect of foreign exchange rate changes on cash	0.3	3.1

Net (decrease) increase in cash and cash equivalents	$(179.0)	$95.3
Cash and cash equivalents at beginning of period	336.0	120.8
Cash and cash equivalents at end of period	$157.0	$216.1

FREE CASH FLOW	Nine Months Ended September 30,		2013 Full Year
	2013	2012	Approximation

Free Cash Flow (a)	$154.4	$166.6	$ 300.0
Add:
Capital expenditures	55.2	46.0	90.0
Less:
Proceeds from the sale of assets	2.1	12.6	2.0
Proceeds from the exercise of stock options	41.3	80.6	50.0
Cash Flow From Operations (GAAP)	$166.2	$119.4	$ 338.0

(a) Free cash flow is cash flow from operations calculated in accordance with GAAP less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment) plus proceeds from the exercise of stock options. Free cash flow does not reflect adjustments for certain non-discretionary cash flows such as mandatory debt repayments. Free cash flow is a measure not derived in accordance with GAAP. Management believes that free cash flow provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions, repay debt and related interest, pay dividends and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
CONSOLIDATED STATEMENT OF INCOME (GAAP)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change

Net Sales	$1,125.1	$909.1	23.8	$3,055.5	$2,643.2	15.6

Cost of products sold	740.2	606.8	22.0	1,993.4	1,776.7	12.2

Selling, general
and administrative expenses	259.6	236.2	9.9	767.4	699.6	9.7

Amortization of intangible assets	4.0	2.4	66.7	9.1	8.6	5.8

Restructuring charges	1.5	3.1	(51.6)	2.7	4.1	(34.1)

Asset impairment charge	21.2	-	100.0	21.2	-	100.0

Operating Income	98.6	60.6	62.7	261.7	154.2	69.7

Interest expense	2.1	2.0	5.0	5.5	6.6	(16.7)

Other (income) expense, net	(0.5)	(0.8)	37.5	5.4	(0.6)	1,000.0

Income before income taxes	97.0	59.4	63.3	250.8	148.2	69.2

Income taxes	32.4	19.2	68.8	84.5	47.1	79.4

Net Income	$64.6	$40.2	60.7	$166.3	$101.1	64.5

Less: Noncontrolling interests	0.4	0.2	100.0	0.8	0.8	-

Net Income attributable to
Fortune Brands Home & Security	$64.2	$40.0	60.5	$165.5	$100.3	65.0

Earnings Per Common Share, Diluted:
Net Income	$0.37	$0.24	54.2	$0.97	$0.61	59.0

Diluted Average Shares Outstanding	171.6	167.0	2.8	171.1	165.1	3.6

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change
Net Sales (GAAP)
Kitchen & Bath Cabinetry	$448.6	$329.7	36.1	$1,186.3	$987.1	20.2
Plumbing & Accessories	338.1	278.2	21.5	969.6	804.2	20.6
Advanced Material Windows & Door Systems	181.0	158.4	14.3	481.7	431.4	11.7
Security & Storage	157.4	142.8	10.2	417.9	420.5	(0.6)
Total Net Sales	$1,125.1	$909.1	23.8	$3,055.5	$2,643.2	15.6

Operating Income (Loss)
Kitchen & Bath Cabinetry	$14.1	$1.5	840.0	$63.8	$14.1	352.5
Plumbing & Accessories	65.9	48.5	35.9	176.2	127.5	38.2
Advanced Material Windows & Door Systems	8.5	9.2	(7.6)	9.8	4.4	122.7
Security & Storage	29.5	20.8	41.8	68.1	54.2	25.6
Corporate Expenses (a)	(19.4)	(19.4)	-	(56.2)	(46.0)	(22.2)
Total Operating Income (GAAP)	$98.6	$60.6	62.7	$261.7	$154.2	69.7

OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS RECONCILIATION

Operating Income (Loss) Before Charges/Gains (b)
Kitchen & Bath Cabinetry	$36.8	$13.1	180.9	$87.0	$27.7	214.1
Plumbing & Accessories	65.9	48.5	35.9	176.2	127.5	38.2
Advanced Material Windows & Door Systems	8.6	6.2	38.7	10.6	(0.1)	N/A
Security & Storage	29.5	20.8	41.8	68.1	53.7	26.8
Corporate Expenses	(19.2)	(15.7)	(22.3)	(50.7)	(42.3)	(19.9)

Total Operating Income Before Charges/Gains (b)	121.6	72.9	66.8	291.2	166.5	74.9
Restructuring and other charges (c)	(1.6)	(8.6)	81.4	(2.8)	(10.6)	73.6
Contingent acquisition consideration adjustment (d)	-	-	-	-	2.0	(100.0)
Asset impairment charge	(21.2)	-	(100.0)	(21.2)	-	(100.0)
Defined benefit plan actuarial losses (e)	(0.2)	(3.7)	94.6	(5.5)	(3.7)	(48.6)
Total Operating Income (GAAP)	$98.6	$60.6	62.7	$261.7	$154.2	69.7

(a) Corporate expenses include the components of defined benefit plan expense other than service cost including actuarial gains and losses.

(b) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, an asset impairment charge and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(c) Restructuring charges are costs incurred to implement significant cost reduction initiatives and include workforce reduction costs; "other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

(d) Represents gain attributable to reduction of estimated liability for contingent consideration associated with a business acquisition.

(e) Represents actuarial losses associated with our defined benefit plans. Actuarial gains or losses in a period represent the difference between actual and actuarially assumed experience, principally related to liability discount rates and plan asset returns, as well as other actuarial assumptions including compensation rates, turnover rates, and health care cost trend rates. The Company recognizes actuarial gains or losses immediately in operating income to the extent they cumulatively exceed a “corridor.” The corridor is equal to the greater of 10% of the fair value of plan assets or 10% of a plan’s projected benefit obligation. Actuarial gains or losses are determined at required remeasurement dates which occur at least annually in the fourth quarter. Remeasurements due to plan amendments and settlements may also occur in interim periods during the year. Our operating income (loss) before charges/gains reflects our expected rate of return on pension plan assets which in a given period may materially differ from our actual return on plan assets. Our liability discount rates and plan asset returns are based upon difficult to predict fluctuations in global bond and equity markets that are not directly related to the Company’s business. We believe that the exclusion of actuarial gains or losses from operating income (loss) before charges/gains provides investors with useful supplemental information regarding the underlying performance of the business from period to period that may be considered in conjunction with our operating income as measured on a GAAP basis. We present this supplemental information because such actuarial gains or losses may create volatility in our operating income that does not necessarily have an immediate corresponding impact on operating cash flow or the actual compensation and benefits provided to our employees. The table below sets forth additional supplemental information on the Company’s historical actual and expected rate of return on plan assets, as well as discount rates used to value its defined benefit obligations:

($ In millions)	Year Ended		Year Ended
	December 31, 2012		December 31, 2011
	%	$	%	$
Actual return on plan assets	14.5%	$63.7	(0.6)%	($2.7)
Expected return on plan assets	7.8%	36.8	8.5%	41.3
Discount rate at December 31:
Pension benefits	4.9%		5.8%
Postretirement benefits	4.6%		5.3%

DILUTED EPS BEFORE CHARGES/GAINS RECONCILIATION
Diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges and the impact of income and expense from actuarial gains or losses associated with our defined benefit plans. Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

For the third quarter of 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $1.6 million ($1.1 million after tax or $0.01 per diluted share) of restructuring and other charges, an asset impairment charge of $21.2 million ($13.8 million after tax or $0.08 per diluted share) and the impact of expense from the actuarial losses associated with our defined benefit plan of $0.2 million ($0.2 million after tax).

For the nine months ended September 30, 2013, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $2.8 million ($1.9 million after tax or $0.01 per diluted share) of restructuring and other charges, asset impairment charges of $27.4 million ($20.0 million after tax or $0.12 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plan of $5.5 million ($3.7 million after tax or $0.02 per diluted share).

For the third quarter of 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $8.6 million ($5.7 million after tax or $0.04 per diluted share) of restructuring and other charges and the impact of expense from actuarial losses associated with our defined benefit plans of $3.7 million ($2.4 million after tax or $0.01 per diluted share).

For the nine months ended September 30, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.6 million ($6.9 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax) and the impact of expense from actuarial losses associated with our defined benefit plans of $3.7 million ($2.4 million after tax or $0.01 per diluted share).

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change

Earnings Per Common Share - Diluted
EPS Before Charges/Gains	$0.46	$0.29	58.6	$1.12	$0.66	69.7

Restructuring and other charges	(0.01)	(0.04)	75.0	(0.01)	(0.04)	75.0
Contingent acquisition consideration adjustment	-	-	-	-	-	-
Asset impairment charges	(0.08)	-	-	(0.12)	-	-
Defined benefit plan actuarial losses	-	(0.01)	-	(0.02)	(0.01)	(100.0)

Diluted EPS (GAAP)	$0.37	$0.24	54.2	$0.97	$0.61	59.0

RECONCILIATION OF FULL YEAR 2013 EARNINGS GUIDANCE TO GAAP

For the full year, the Company is targeting diluted EPS before charges/gains to be in the range of $1.47 to $1.49 per share. On a GAAP basis, the Company is targeting diluted EPS to be in the range of $1.32 to $1.34 per share. The Company's GAAP basis EPS range assumes the Company incurs no additional actuarial gains or losses associated with its defined benefit plans subsequent to September 30, 2013.

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF FULL YEAR DILUTED EPS BEFORE CHARGES/GAINS TO GAAP DILUTED EPS
(unaudited)

For the twelve months ended
December 31, 2012

Diluted EPS before charges/gains - full year	$0.89

Diluted EPS before charges/gains (a)	$0.89
Restructuring and other charges	(0.04)
Contingent acquisition consideration adjustment	-
Asset impairment charges	(0.06)
Defined benefit plan actuarial losses	(0.16)
Income tax gains	0.08

Diluted EPS (GAAP)	$0.71

(a) For the year ended December 31, 2012, diluted EPS before charges/gains is net income calculated on a diluted per-share basis excluding $10.0 million ($6.6 million after tax or $0.04 per diluted share) of restructuring and other charges, income from a contingent acquisition consideration adjustment of $2.0 million ($1.2 million after tax), asset impairment charges of $15.8 million ($9.7 million after tax or $0.06 per diluted share) pertaining to the impairment of certain indefinite lived trade names, income tax gains pertaining to the favorable resolution of tax audits of $12.7 million ($0.08 per diluted share) and the impact of expense from actuarial losses associated with our defined benefit plans of $42.2 million ($26.2 million after tax or $0.16 per diluted share). Diluted EPS before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the Company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
(In millions)
(Unaudited)

RECONCILIATION OF GAAP NET INCOME TO EBITDA BEFORE CHARGES/GAINS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	% Change	2013	2012	% Change

Net Income	$64.6	$40.2	60.7	$166.3	$101.1	64.5

Depreciation (a)	$19.4	$19.9	(2.5)	$57.3	$60.7	(5.6)
Amortization of intangible assets	4.0	2.4	66.7	9.1	8.6	5.8
Restructuring and other charges	1.6	8.6	(81.4)	2.8	10.6	(73.6)
Contingent acquisition consideration adjustment	-	-	-	-	(2.0)	100.0
Interest expense	2.1	2.0	5.0	5.5	6.6	(16.7)
Asset impairment charges	21.2	-	100.0	27.4	-	100.0
Defined benefit plan actuarial losses	0.2	3.7	(94.6)	5.5	3.7	48.6
Income taxes	32.4	19.2	68.8	84.5	47.1	79.4

EBITDA BEFORE CHARGES/GAINS (b)	$145.5	$96.0	51.6	$358.4	$236.4	51.6

(a) Depreciation excludes accelerated depreciation of $9.2 million for the three months ended September 30, 2012 and ($0.2) million and $9.7 million for the nine months ended September 30, 2013 and September 30, 2012, respectively. Accelerated depreciation is included in restructuring and other charges.

(b) EBITDA before charges/gains is net income derived in accordance with GAAP excluding restructuring and other charges, income from a contingent acquisition consideration adjustment, asset impairment charges, the impact of income and expense from actuarial gains or losses associated with our defined benefit plans, depreciation, amortization of intangible assets, interest expense, and income taxes. EBITDA before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to assess returns generated by FBHS. Management believes this measure provides investors with helpful supplemental information about the Company's ability to fund internal growth, make acquisitions and repay debt and related interest. This measure may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Three Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

		Restructuring	Defined benefit	Asset	Before
	GAAP	and other	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	losses	charge	(Non-GAAP)

2013	THIRD QUARTER

Net Sales	$1,125.1	-	-	-

Cost of products sold	740.2	(0.1)	0.5	-
Selling, general & administrative expenses	259.6	-	(0.7)	-
Amortization of intangible assets	4.0	-	-	-
Restructuring charges	1.5	(1.5)	-	-
Asset impairment charge	21.2	-	-	(21.2)

Operating Income	98.6	1.6	0.2	21.2	121.6

Interest expense	2.1	-	-	-
Other income, net	(0.5)	-	-	-
Income before income taxes	97.0	1.6	0.2	21.2	120.0

Income taxes	32.4	0.5	-	7.4

Net Income	$64.6	1.1	0.2	13.8	$79.7

Less: Noncontrolling interests	0.4	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$64.2	1.1	0.2	13.8	$79.3

Average Diluted Shares Outstanding	171.6				171.6

Diluted EPS	0.37				0.46

2012

Net Sales	$909.1	-	-	-

Cost of products sold	606.8	(5.5)	(1.5)	-
Selling, general & administrative expenses	236.2	-	(2.2)	-
Amortization of intangible assets	2.4	-	-	-
Restructuring charges	3.1	(3.1)	-	-

Operating Income	60.6	8.6	3.7	-	72.9

Interest expense	2.0	-	-	-
Other income, net	(0.8)	-	-	-
Income before income taxes	59.4	8.6	3.7	-	71.7

Income taxes	19.2	2.9	1.3	-

Net Income	$40.2	5.7	2.4	-	$48.3

Less: Noncontrolling interests	0.2	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$40.0	5.7	2.4	-	$48.1

Average Diluted Shares Outstanding	167.0				167.0

Diluted EPS	0.24				0.29

FORTUNE BRANDS HOME & SECURITY, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains Information
Nine Months Ended September 30,
$ in millions, except per share amounts
(unaudited)

		Before Charges/Gains adjustments

			Contingent
		Restructuring	acquisition	Defined benefit	Asset	Before
	GAAP	and other	consideration	plan actuarial	impairment	Charges/Gains
	(unaudited)	charges	adjustment	losses	charges	(Non-GAAP)

2013	YEAR TO DATE

Net Sales	$3,055.5	-	-	-	-

Cost of products sold	1,993.4	(0.1)	-	(2.8)	-
Selling, general & administrative expenses	767.4	-	-	(2.7)	-
Amortization of intangible assets	9.1	-	-	-	-
Restructuring charges	2.7	(2.7)	-	-	-
Asset impairment charge	21.2	-	-	-	(21.2)

Operating Income	261.7	2.8	-	5.5	21.2	291.2

Interest expense	5.5	-	-	-	-
Other expense, net	5.4	-	-	-	(6.2)
Income before income taxes	250.8	2.8	-	5.5	27.4	286.5

Income taxes	84.5	0.9	-	1.8	7.4

Net Income	$166.3	1.9	-	3.7	20.0	$191.9

Less: Noncontrolling interests	0.8	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$165.5	1.9	-	3.7	20.0	$191.1

Average Diluted Shares Outstanding	171.1					171.1

Diluted EPS	0.97					1.12

2012

Net Sales	2,643.2	-	-	-	-

Cost of products sold	1,776.7	(6.5)	-	(1.5)	-
Selling, general & administrative expenses	699.6	-	2.0	(2.2)	-
Amortization of intangible assets	8.6	-	-	-	-
Restructuring charges	4.1	(4.1)	-	-	-

Operating Income	154.2	10.6	(2.0)	3.7	-	166.5

Interest expense	6.6	-	-	-	-
Other income, net	(0.6)	-	-	-	-
Income before income taxes	148.2	10.6	(2.0)	3.7	-	160.5

Income taxes	47.1	3.7	(0.8)	1.3	-

Net Income	$101.1	6.9	(1.2)	2.4	-	$109.2

Less: Noncontrolling interests	0.8	-	-	-	-

Net Income attributable
to Fortune Brands Home & Security, Inc.	$100.3	6.9	(1.2)	2.4	-	$108.4

Average Diluted Shares Outstanding	165.1					165.1

Diluted EPS	0.61					0.66

FORTUNE BRANDS HOME & SECURITY, INC.
RECONCILIATION OF SEGMENT OPERATING INCOME (LOSS) BEFORE CHARGES/GAINS TO GAAP OPERATING INCOME (LOSS)
(In millions)
(unaudited)

	For the three months ended				For the nine months ended
	September 30, 2013	September 30, 2012	$ change	% change	September 30, 2013	September 30, 2012	$ change	% change
KITCHEN & BATH CABINETRY
Operating income before charges/gains(a)	$36.8	$13.1	$23.7	180.9	$87.0	$27.7	$59.3	214.1
Restructuring charges	(1.4)	(2.6)	1.2	46.2	(1.9)	(3.6)	1.7	47.2
Other charges (b)
Cost of products sold	(0.1)	(9.0)	8.9	98.9	(0.1)	(10.0)	9.9	99.0
Asset impairment charge	(21.2)	-	(21.2)	(100.0)	(21.2)	-	(21.2)	(100.0)
Operating income (GAAP)	$14.1	$1.5	$12.6	840.0	$63.8	$14.1	$49.7	352.5

PLUMBING & ACCESSORIES
Operating income before charges/gains(a)	$65.9	$48.5	$17.4	35.9	$176.2	$127.5	$48.7	38.2
Operating income (GAAP)	$65.9	$48.5	$17.4	35.9	$176.2	$127.5	$48.7	38.2

ADVANCED MATERIAL WINDOWS & DOOR SYSTEMS
Operating income (loss) before charges/gains(a)	$8.6	$6.2	$2.4	38.7	$10.6	$(0.1)	$10.7	N/A
Restructuring charges	(0.1)	(0.5)	0.4	80.0	(0.8)	(1.0)	0.2	20.0
Other charges (b)
Cost of products sold	-	3.5	(3.5)	(100.0)	-	3.5	(3.5)	(100.0)
Contingent acquisition consideration adjustment	-	-	-	-	-	2.0	(2.0)	(100.0)
Operating income (loss) (GAAP)	$8.5	$9.2	$(0.7)	(7.6)	$9.8	$4.4	$5.4	122.7

SECURITY & STORAGE
Operating income before charges/gains(a)	$29.5	$20.8	$8.7	41.8	$68.1	$53.7	$14.4	26.8
Restructuring charges	-	-	-	-	-	0.5	(0.5)	(100.0)
Operating income (GAAP)	$29.5	$20.8	$8.7	41.8	$68.1	$54.2	$13.9	25.6

(a) Operating income (loss) before charges/gains is operating income (loss) derived in accordance with GAAP excluding restructuring and other charges, an asset impairment charge and income from a contingent acquisition consideration adjustment. Operating income (loss) before charges/gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the returns generated by FBHS and its business segments. Management believes this measure provides investors with helpful supplemental information regarding the underlying performance of the Company from period to period. This measure may be inconsistent with similar measures presented by other companies.

(b) Other charges represents charges directly related to restructuring initiatives that cannot be reported as restructuring under GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities and gains or losses associated with the sale of closed facilities.

CONTACT:
Fortune Brands Home & Security, Inc.
Investor and Media Contact:
Brian Lantz, 847-484-4574
brian.lantz@FBHS.com